UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On July 8, 2025, Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”) issued a rebuttal to Mr. Allen Hartman’s (“Mr. Hartman”) false and misleading commentary regarding Mr. Hartman’s own responsibility for the diminution of value of Silver Star’s legacy assets. Silver Star encourages shareholders to read the rebuttal letter in full, included below and attached, which provides a data driven rebuttal to Mr. Hartman’s false and misleading commentary.

Please see below, and attached Exhibit 99.1, for additional details.

Exhibit Index

Exhibit Number	Exhibit Description
99.1	News Release - Silver Star Properties REIT, Inc. dated July 8, 2025

SILVER STAR’S INITIAL RESPONSE SUBJECT TO FURTHER INVESTIGATION

REBUTTAL TO ALLEN HARTMAN’S FALSE AND MISLEADING COMMENTARY REGARDING HIS OWN RESPONSIBILITY FOR THE DIMINUTION OF VALUE OF THE LEGACY ASSETS

July 8, 2025

Dear Silver Star Shareholders,

We are writing in response to more false and misleading commentary from failed former CEO and current dissident shareholder, Al Hartman.

In his July 2, 2025 letter, Mr. Hartman falsely blamed Gerald Haddock for a $278 million loss in shareholder value and claimed the Company’s net asset value (NAV) was $412 million at December 31, 2021. What he fails to mention is that he was CEO until mid-October 2022, and remained an officer and director through year-end.

Mr. Hartman actively oversaw the 2021 valuations and concealed critical differences of opinions regarding asset values from the Board. He claimed the portfolio was worth $730 million as of December 31, 2021. By the end of 2022, the same properties were valued at $539 million – a $191 million drop on his watch. Importantly, the underlying operations and market conditions had not materially changed. What had changed? Mr. Hartman was no longer in control of the valuation process.

This single year – 2021 to 2022 – saw NAV per share collapse from $12.08 to $6.25, a 48% loss under Mr. Hartman’s leadership. That loss was driven not only by inflated property valuations but also by a $20 million increase in liabilities stemming from related-party borrowings, unpaid vendor bills, and reckless electricity contracts.

Mr. Hartman also left behind serious structural issues: deferred maintenance, appraisers instructed not to inspect properties, and a failed refinancing strategy that led to default on the Company’s largest $259 million loan, and ultimately bankruptcy. The full impact of these decisions is still being investigated, but it’s clear: the vast majority of the NAV decline happened under Hartman’s control.

We remain committed to transparency and will continue to give you as much information as we can share regarding the NAV and the actions of Mr. Hartman that resulted in its reduction.

We encourage you to vote the White proxy card.

If you already voted using the Blue card, you can still change your vote by submitting a new WHITE proxy card — online, by phone, or by mail.

Vote now: https://web.viewproxy.com/silverstarreit/2025

Questions? Call Alliance Advisors at 1-844-202-6616 or email SLVS@allianceadvisors.com

We’re Not Done — But We’re On the Right Road

Now is the time to protect the progress we’ve made — and the opportunity that lies ahead.

We’re grateful for your support.

Let’s finish what we started — together.

Sincerely,
The Board of Directors
Silver Star Properties REIT

Media Contact:
📧 press@silverstarREIT.com
Investor Relations Contact:
Investor Relations Coordinator
📧 investorrelations@silverstarREIT.com
📞 877-734-8876

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed with the SEC a definitive proxy statement on Schedule 14A on May 29, 2025, containing relevant documents with respect to its solicitation of proxies for the Company’s 2025 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. In accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-6 promulgated thereunder, to the extent that any information contained in this Proxy Statement Supplement modifies, supersedes, or supplements the disclosures set forth in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on May 29, 2025, such information shall be deemed to so modify, supersede, or supplement—and shall be incorporated by reference into—that Proxy Statement as of the date hereof. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.

Participants in the Solicitation

Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement. As of June 20, 2025, the Silver Star Executive Committee, current directors, other than Allen Hartman, and executive officers beneficially owned approximately 3,517,313 shares, or 1.89%, of Silver Star common stock. Additional information regarding the interests of such participants is included in the definitive proxy statement and is available free of charge at the SEC’s website at www.sec.gov.

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Forward-Looking Statements: This message contains a number of forward-looking statements. Because such statements include a number of risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors should not place undue reliance on any such statements. Forward-looking statements can often be identified by words such as “continues,” “can,” expect,” “intend,” “will,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s search for a new auditor and its hope that a new auditor can be engaged in the near future and that its annual report on Form 10-K can be completed and publicly filed; the continuation of the examination of the current operations of Southern Star; the Company’s intent to consider various alternatives, including the possible sale of Southern Star, the sale of specific assets within individual DSTs and dissolution of the respective trusts, and/or the outsourcing of various aspects of Southern Star’s operations; the

Company’s plan to update investors with respect to the status of Southern Star as appropriate; the Company’s expectations and beliefs regarding the Hartman litigation; the timing and ultimate resolution of the various litigation, fight for corporate control and other matters involving Hartman; the continued execution of the Company’s strategy of pivoting into the self-storage space; the Company’s continual evaluation of its legacy assets in order to maximize shareholder value; the Company’s policy to not dispose of any asset for less than its maximum determinable value and to maximize earnings and value; the implications to the Company of the assignment of an OTC trading symbol for its common stock; whether the Company may be subject to certain FINRA rules; any actions the Company may need to take to comply with any FINRA rules; the Company’s continual evaluation of various options to provide greater shareholder liquidity, including its intention to seek listing of its common stock on a securities exchange or admission to over-the-counter trading, a public offering, a listing of the common stock on an exchange or admission to OTC trading without a public offering, and merger and/or acquisition opportunities; the Company’s belief that further legal action could ensue to unwind the issuance of common shares under the Rights Plan if Hartman prevails in his efforts to set aside or invalidate the Rights Plan or to cause the dilutive issuance of additional common shares to Hartman, as well as any further action Hartman may take to prevent other Company shareholders from receiving benefits under the Rights Plan. None of the foregoing are guarantees or assurances of future outcomes or results and all are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.